EXHIBIT 15.1

July 15, 2005

Securities and Exchange Commission
Station Place
100 F Street, N.E.
Washington, D.C. 20549

Re: Parker Drilling Company Registration on Form S-4

We are aware that our report dated May 6, 2005 on our review of the interim financial information of Parker Drilling Company for the three month periods ended March 31, 2005 and 2004 and included in the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2005 is incorporated by reference in its registration statement on Form S-4 dated July 18, 2005.

PricewaterhouseCoopers LLP